UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 24, 2013 (December 19, 2013)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Wolverine World Wide Distribution Facility

Following the completion of its due diligence review of a distribution facility leased to Wolverine World Wide, Inc. located in Howard City, Michigan (the “Wolverine Property”), American Realty Capital Global Trust, Inc. (the “Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the Wolverine Property on December 19, 2013 through a wholly owned subsidiary of its operating partnership. Pursuant to the terms of the sale and purchase agreement dated December 3, 2013, the obligations under which were assumed by the Company on December 19, 2013 from the parent of its sponsor, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Wolverine Property, among other conditions. The sale and purchase agreement contains customary representations and warranties by the seller.

The description of the Wolverine Property set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Western Digital Office Buildings

Following the completion of its due diligence review of two office buildings located in San Jose, California (collectively, the “Fortress Portfolio”), the Company finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interests in the Fortress Portfolio on December 23, 2013 through a wholly owned subsidiary of its operating partnership. Pursuant to the terms of the sale and purchase agreement dated July 24, 2013, the obligations under which were assumed by the Company on December 23, 2013 from the parent of its sponsor, the Company’s obligation to close upon the acquisition was subject to the satisfaction of customary closing conditions. The sale and purchase agreement contains customary representations and warranties by the seller.

The description of the Fortress Portfolio set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Wolverine World Wide Distribution Facility

On December 19, 2013, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interest in the Wolverine Property for a contract purchase price of $17.2 million, exclusive of closing costs. The seller, 3W Development II, L.L.C., had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company purchased the Wolverine Property using (i) available cash on hand from the Company’s ongoing initial public offering in the amount of $5.2 million and (ii) a drawdown of $12.0 million on its unsecured revolving $50.0 million credit facility with JPMorgan Chase Bank, N.A., as described in Item 2.03 of this Current Report on Form 8-K.

The Wolverine Property contains 468,635 rentable square feet and is 100% leased to Wolverine World Wide, Inc., a global marketer of branded footwear, as well as apparel and accessories. The original lease has a 25-year term which commenced in January 1998 and terminates in January 2023, with no rent increases, and provides the tenant with the option to renew the lease term for one additional five-year period at a fixed rental rate. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof, in addition to base rent. The Company received a credit of $0.7 million from the seller to make required roof repairs to the Property. The annualized straight line rental income for the Wolverine Property is $1.4 million.

Western Digital Office Buildings

On December 23, 2013, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interests in the Fortress Portfolio for an aggregate contract purchase price of $28.6 million, exclusive of closing costs. The sellers had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company funded the purchase price of the Fortress Portfolio using available cash on hand of $10.1 million from the Company's ongoing initial public offering and assumed debt of $18.5 million.

The Fortress Portfolio contains an aggregate of 286,330 rentable square feet and is 100% leased to Western Digital Corporation. The lease contains options to renew the lease terms for two additional five year periods. The remaining weighted-average term of the lease is approximately 7.0 years. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The aggregate annualized straight-line rental income for the Fortress Portfolio is $2.4 million.

The Fortress Portfolio represents the initial tranche of a purchase from funds managed by Fortress Investment Group LLC of 20 properties for $66.1 million pursuant to the sale and purchase agreement, dated July 24, 2013, assumed by the Company on December 23, 2013 and described above in Item 1.01 of this Current Report on Form 8-K. The Company expects to acquire the balance of the 20 property portfolio in December 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2013, the Company, through an indirect wholly owned subsidiary of its operating partnership, drew down $12.0 million from its existing credit facility with JPMorgan Chase Bank, N.A. in connection with the acquisition of the Wolverine Property. The credit facility allows for total borrowings of up to $50.0 million. The credit facility contains an “accordion feature” to allow the Company, under certain circumstances, to increase the aggregate borrowings under the credit facility to up to $750.0 million through additional commitments. Availability of borrowings is based on a pool of eligible unencumbered real estate assets. The initial maturity date of the credit facility is July 25, 2016. The Company will have the option, based upon its corporate leverage, to have the credit facility priced at either the Alternate Base Rate plus 0.60% to 1.20% or at adjusted LIBOR plus 1.60% to 2.20%. The Alternate Base Rate is defined in the credit agreement as: a rate per annum equal to the greatest of (a) the fluctuating annual rate of interest announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate” in effect on such day, (b) the federal funds effective rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOR for a month period on such day plus 1%. Adjusted LIBOR refers to LIBOR multiplied by the statutory reserve rate, as determined by the Federal Reserve System of the United States. The Company may incur unused fees on a quarterly basis and in other circumstances to the extent it has not used commitments under the credit facility.

The description of the credit facility above is a summary and is qualified in its entirety by the terms of the credit agreement relating to the credit facility which was filed as Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 with the U.S. Securities and Exchange Commission on August 13, 2013 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements, as applicable, relating to the Fortress Portfolio described in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K is required to be filed, or by March 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: December 24, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors